UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2009

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34272 (Commission File Number)	59-3551629 (IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California		92128
(Address of principal executive offices)		(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into A Material Definitive Agreement.

Second Amended and Restated Registration Rights Agreement

On August 20, 2009, Warburg Pincus Private Equity VIII, L.P., or Warburg Pincus, submitted to us a written “demand” request to effect a registration under the Securities Act of 1933, or the Securities Act, for the proposed offer and sale of a portion of its shares of our common stock, in accordance with the terms of the Amended and Restated Registration Rights Agreement dated January 7, 2009, as amended, among us, Warburg Pincus and certain other security holders.  This proposed offer and sale of common stock, which we refer to as the Secondary Public Offering, is discussed below in Item 7.01.

On August 26, 2009, we and Warburg Pincus entered into a Second Amended and Restated Registration Rights Agreement, which amended and restated in  full the Amended and Restated Registration Rights Agreement dated January 7, 2009, as amended.  The primary purpose of the Second Amended and Restated Registration Rights Agreement is to determine the rights of the various parties under such agreement with respect to the Secondary Public Offering and related underwriting, as follows:

•      holders of registration rights that are members of the “Company Management Team” (as defined below) may request to include in the underwriting a number of shares of common stock up to 10% of their vested equity holdings as of August 1, 2009 (including shares of common stock issuable upon the exercise of stock options);

•      holders of registration rights that are not members of the Company Management Team, including Warburg Pincus, may request to sell in the underwriting up to a number of shares of common stock equal to the product of (1) the number of “registrable securities” (as defined in the agreement) held by such holder, multiplied by (2) a fraction, the numerator of which is the number of registrable securities held by such holder and the denominator of which is the number of registrable securities held by all holders other than the Company Management Team, subject to proportional increase in the event that one or more holders decline to request to include in the underwriting the maximum number of shares available to them; and

•      if the size of the offering is reduced due to market conditions, each holder of registration rights participating in the Secondary Public Offering, including Warburg Pincus and the Company Management Team, would be cut back pro rata based on the number of shares of common stock requested to be included in the underwriting by such holder relative to the number of shares of common stock requested to be included in the underwriting by all such holders.

The members of the “Company Management Team” are Andrew S. Clark, Charlene Dackerman, Daniel J. Devine, Richard K. Gessner, Todd Irwin, Steve Isbister, Jane McAuliffe, Rodney T. Sheng, Christopher L. Spohn and Ross L. Woodard.

A copy of the Second Amended and Restated Registration Rights Agreement is filed as Exhibit 4.1 to this report and is incorporated herein by reference. The summary of the agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Registration Rights Agreement.

Limited Waiver of Lock-Up Agreement for Registration Rights Agreement

On August 19, 2009, we and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., the representatives of the underwriters of our initial public offering, entered into a Limited Waiver of Lock-Up Agreement for Registration Rights Agreement relating the lock-up agreements entered into in December 2008 by Warburg Pincus and certain other security holders of our company in connection with our initial public offering.  The limited waiver permits Warburg Pincus and such security holders (i) to publicly disclose the intention to make an offer of securities and (ii) to make a demand for or exercise registration rights with respect to a registration of securities.

A copy of the Limited Waiver of Lock-Up Agreement for Restated Registration Rights Agreement is filed as Exhibit 4.2 to this report and is incorporated herein by reference. The summary of the agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Limited Waiver of Lock-Up Agreement for Registration Rights Agreement.

Item 7.01               Regulation FD Disclosure.

On August 26, 2009, we issued a press release announcing that we filed a Form S-1 Registration Statement with the Securities and Exchange Commission for a proposed public offering by selling stockholders.  The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Item 9.01               Exhibits and Financial Statements.

4.1           Second Amended and Restated Registration Rights Agreement dated August 26, 2009 (incorporated by reference to Exhibit 4.4 to the Form S-1 Registration Statement filed with the SEC on August 26, 2009).

4.2           Limited Waiver of Lock-Up Agreement For Registration Rights Agreement dated August 19, 2009.

99.1         Press release dated August 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2009		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
Name: Daniel J. Devine
Title: Chief Financial Officer